SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) - June 18, 2002


                             IEC Electronics Corp.
             (Exact name of Registrant as Specified in its Charter)


                                    Delaware
                 (State or other jurisdiction of Incorporation)

                            0-6508   13-3458955
           (Commission File Number) (IRS Employer Identification No.)

                   105 Norton Street, Newark, New York 14513
                    (Address of Principal Executive Offices)

                                 (315) 331-7742
              (Registrant's Telephone Number, including Area Code)









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Item 2.         Acquisition or Disposition of Assets
-------         ------------------------------------

     Effective as of June 18, 2002, the Company entered into an Asset Purchase Agreement (the "Agreement") with Electronic Product Integration Corporation ("EPI"), a Michigan corporation with headquarters in Southfield, Michigan, for the sale of the assets of its Mexican manufacturing facility in Reynosa, Mexico. Assets sold or assigned included machinery and equipment, inventory, certain customer purchase orders and purchase agreements, certain customer-owned tooling and contracts with certain vendors. The transaction closed on June 20, 2002, and the Company is in the process of transferring the assets and closing its Mexican facility. The purchase price for the assets was equal to $730,000 plus payments of an Earn-Out Amount, based upon sales revenues received by EPI from certain former customers of the Company during the period between July 1, 2002 and January 31, 2003, in an amount up to $700,000. In addition, EPI will pay to the Company commissions based on the net selling price of products shipped to certain former customers of the Company during various time periods between June 18, 2002 and March 31, 2003. Under the terms of a related agreement, the Company and its Mexican subsidiary were also released of all of their lease obligations to the landlord of the Reynosa facility.


Item 5.         Other Events and Regulation FD Disclosure
-------         -----------------------------------------

     Effective as of June 20, 2002, the Company and its lenders, HSBC Bank USA and General Electric Capital Corporation, entered into Amendment No. 9 (the "Amendment") to the Loan and Security Agreement originally dated as of December 28, 1999 (the "Agreement). Pursuant to the Amendment, the term of the Agreement was extended through September 30, 2002 from the present expiration date of June 30, 2002. In addition, pursuant to the Amendment, the interest rate on the revolving credit facility was increased from prime rate plus 2.75 percent to prime rate plus 3.00 percent (July 1, 2002-July 31, 2002), prime rate plus 3.25 percent (August 1, 2002-August 31, 2002) and prime rate plus 3.50 percent (September 1, 2002-September 30, 2002), and the interest rate on the term loan was increased from prime rate plus 3.25 percent to prime rate plus 3.50 percent (July 1, 2002-July 31, 2002), prime rate plus 3.75 percent (August 1, 2002-August 31, 2002) and prime rate plus 4.00 percent (September 1, 2002-September 30, 2002). Under the Amendment, the revolving credit facility component, based on eligibility criteria for accounts receivable, was reduced from $5 million to $3.5 million. The Amendment also contains certain other conditions relating to the Company's property in Arab, Alabama and Edinburg, Texas and certain covenants relating to the sale of the assets of IEC-Mexico and the sale of the Company's business or stock. The Company is currently in discussions with other lending institutions with respect to a new credit agreement. While the Company believes it will be successful, there can be no assurance that it will meet the September 30, 2002 expiration date.





                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   IEC Electronics Corp.
                                                   ---------------------
                                                     (Registrant)


Date:  June 28, 2002                          By:  /s/ W. Barry Gilbert
                                                    --------------------
                                                      W. Barry Gilbert
                                                      Chief Executive Officer &
                                                      Chairman of the Board


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